Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 11, 2011, is made by and among Saratoga Resources, Inc., a Texas corporation (the “Company”), and the Purchasers identified on the signature page of this Agreement, together with its permitted transferees (the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, including Rule 506 of Regulation D promulgated thereunder.

B. The Company presently contemplates offering and selling not less than $127.5 million in face amount of senior secured notes (the “Notes”) which, together with other funding available to the Company, including funding from Shares sold to Purchasers and from the Concurrent Offering, will be used to repay in full (the “Refinancing”) all amounts owing under the Company existing revolving credit facility and the term credit facility, each with Wayzata Investment Partners, LLC (collectively, the “Wayzata Debt”) .

C. The Company desires to sell to the Purchasers, upon the terms and conditions stated in this Agreement, up to Four Million (4,000,000) shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”).

D. The Purchasers desire to purchase Shares, provided that the purchase price of the Shares shall be held until receipt by the Company of funding (“Full Funding”) from the sale of Notes, Shares and the Concurrent Offering in an amount sufficient to carry out the Refinancing at which time such proceeds shall be released for use by the Company and, if Full Funding has not occurred by July 15, 2011, such proceeds shall be returned to the Purchasers.

E. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale of Shares. At the Closing, the Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company the number of Shares set forth on the signature page to this Agreement. The purchase price for each Share shall be $5.00 (the “Purchase Price”).

1.2 Closing. The closing of the transaction contemplated by this Agreement will take place on the first business day following satisfaction of the conditions set forth in Article 5 of this Agreement (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of the Company or at such other time(s) and place(s) (including by electronic exchange of facsimile signatures) as shall be agreed upon by the Company and the Purchasers; provided, however, that in the event that the Closing shall not have occurred by July 15, 2011, this Agreement shall terminate and the Purchase Price shall be returned to the Purchasers, without interest thereon or deduction therefrom, in accordance with Section 1.3 below.

1.3 Payment.  Not later than five business days after the date hereof, but in no event later than July  12, 2011 (the “Funding Deadline”), (a) the Purchasers shall deliver to the Company funds in an amount equal to the aggregate Purchase Price of the Shares as set forth on the signature page hereto (the “Aggregate Purchase Price”), which funds shall be delivered by means of wire transfer(s) in accordance with the wiring instructions set forth on Exhibit A attached hereto, and (b) the Company shall instruct its transfer agent (the “Transfer Agent”) to immediately issue in the name of the Purchasers, and deliver to the Purchasers, stock certificates representing the number of Shares purchased by each Purchaser. In the event that the Aggregate Purchase Price shall not have been delivered to the Company by the Funding Deadline, this Agreement shall be void and of no force or effect.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents, the Company hereby represents and warrants to the Purchasers that:

2.1 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 Capitalization. The authorized capital stock of the Company, as of June 30, 2011 consists of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 19,889,513 shares are issued and outstanding, and 100,000 shares of blank check preferred stock, $0.001 par value per share, none of which have been designated. No shares of Common Stock are held in treasury as of June 30, 2011. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. Options to purchase an aggregate of 1,127,500 shares of Common Stock are outstanding as of June 30, 2011 and warrants to purchase an aggregate of 4,413,472 shares of Common Stock are outstanding as of June 30, 2011, the tranches and strike prices of which are as set forth on Schedule A attached hereto. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The Company’s Restated Articles of Incorporation (as amended, the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Bylaws (as amended, the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4 Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(c) The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.6 SEC Documents, Financial Statements. (a) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2010, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being collectively hereinafter referred to herein as the “SEC Documents”). Each Purchaser has had access to true and complete copies of the SEC Documents via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity or otherwise limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except, in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

(b) The balance sheet as of May 31, 2011 attached as Exhibit D hereto is true and complete to the best of management’s knowledge.

2.7 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.8 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Absence of Litigation. Except as disclosed in the SEC Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC of the Company or any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10 Intellectual Property Rights. The Company owns or possesses, or has a reasonable basis on which it believes it can obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof and, to its knowledge, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”). To the Company’s knowledge, the Company has not infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. There is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property.

2.11 Placement Agent. Other than its engagement of Imperial Capital, LLC, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby with the Purchasers.

2.12 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13 No Material Adverse Change. Since December 31, 2010, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2010, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any material liabilities except in the ordinary course of business.

2.14 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.15 Foreign Corrupt Practices. Since January 1, 2006, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.16 Private Placement. Neither the Company nor its Subsidiary or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Shares is exempt from registration under the Securities Act.

2.17 Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and, except as disclosed in the SEC Documents, has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

2.18 Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under the Company’s existing secured credit facilities, (ii) do not materially interfere with the use of such property by the Company or (iii) would not reasonably be expected to have a Material Adverse Effect.

2.19 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

2.20 Related Party Transactions. All transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.21 Use of Proceeds. The Company shall use the net proceeds of the sale of the Shares hereunder for development of the Company’s oil and gas properties, working capital and general corporate purposes, which may include payment of amounts relating to the Refinancing.

ARTICLE 3

PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company that:

3.1 Investment Purpose. The Purchaser is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Shares except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act.

3.2 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

3.3 Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser, including, without limitation, the SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company regarding the Company, including without limitation, all aspects of the Company’s business, operations, financial condition, prospects, intellectual property and pending disputes. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement, it being agreed that the Company has not made and does not make any representations or warranties to any Purchaser expect as expressly set forth herein.

3.4 Accredited Investor.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and, if an entity, either (i) was not organized for the specific purpose of acquiring the Shares, or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

3.5 Acknowledgement of Risk.

(a) The Purchasers acknowledge and understand that their investment in the Shares involves a significant degree of risk, including, without limitation, (i)  the Company’s possible need for substantial funds in addition to the proceeds from the sale of the Shares and from operations to fully develop its oil and gas properties; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) the Purchasers may not be able to liquidate their investment; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, the Purchasers could sustain the loss of their entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. The Purchasers acknowledge that risks factors related to the Company and an investment in the Company are more fully set forth in the SEC Documents and that the Purchasers have reviewed such risk factors.

(b) Each Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares; and

(c) Each Purchaser has, in connection with such Purchaser’s decision to purchase Shares, not relied upon any representations, warranties or other information (whether oral or written) of or related to the Company other than: (i) those representations and warranties of the Company specifically set forth herein and (ii) the information contained in the SEC Documents, and such Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted counsel to the Company.

3.6 Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.7 Transfer or Resale. The Purchasers understand that:

(a) the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchasers may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the relevant Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;

(b) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) neither the Company nor any other person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.8 Legends.

(a) The Purchasers understand the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b) To the extent the resale of the Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.8(a) and any other legend not required by applicable law from such Shares and (ii) cause its transfer agent to issue such Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Shares. With respect to any Shares for which restrictive legends are removed pursuant to this Section 3.8(b), the holder thereof agrees to only sell such Shares when and as permitted by the effective registration statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

(c) The Purchasers may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) following any sale of the Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 3.8(c), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

3.9 Authorization; Enforcement. Each Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of each Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.10 Residency. Each Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature page hereto. If a Purchaser is a non-U.S. Person, such Purchaser agrees to deliver, along with this Agreement, an IRS Form W-8 certifying such Purchaser’s foreign status.

3.11 No Short Sales. Between the time each Purchaser learned about the Offering and the public announcement of the Offering, such Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, nor has such Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, including, without limitation, and in each case, in any transaction aimed, directly or indirectly, at affecting the price of the Common Stock for purposes of the transactions contemplated by this Agreement.

3.12 Acknowledgements Regarding Offering and Placement Agent. Each Purchaser acknowledges that (i) such Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising.

ARTICLE 4

COVENANTS

4.1 Reporting Status. The Common Stock is registered under Section 12 of the Exchange Act. For a period of not less than ten years from the Closing Date, the Company will use commercially reasonable efforts to timely file all documents with the SEC, and to avoid termination of its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Expenses. The Company and the Purchasers are liable for, and will pay, its or their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before 9:30 a.m., New York local time, on the fourth business day following the Closing Date, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement and shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. The Company shall not otherwise publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than in a registration statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5 Sales by Purchasers. The Purchasers will sell any Shares held by them in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Purchasers will not make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

4.6 Repayment and Cancellation of Certain Debt and Warrants.  In connection with the Closing, the Company shall (i) repay in full all amounts owing under the Wayzata Debt, which payment in full shall be the par value of any outstanding debt thereunder plus any accrued but unpaid interest and (ii) cancel the warrant in favor of Wayzata Investment Partners, LLC (the “Wayzata Warrants”) to purchase up to 2,000,000 shares of the Company’s Common Stock exercisable at $0.01 per share.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares to the Purchasers is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Aggregate Purchase Price for the Shares being purchased hereunder as set forth on the signature page hereof.

(b) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by each Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.

(e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

5.2 Conditions to Purchasers’ Obligations at the Closing. The Purchasers’ obligation to complete the purchase and sale of the Shares is subject to the waiver by the Purchasers or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The Company shall have furnished or caused to be furnished to the Purchasers a certificate, dated as of the Closing Date, of the Chief Executive Officer and Chief Financial Officer of Company, or other officers satisfactory to the Purchasers, as to such matters as the Purchasers may reasonably request, including, without limitation, a statement that the representations, warranties and agreements of the Company in Article 2 are true and correct on and as of the Closing Date, and the Company has complied with all its covenants and agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) Legal Opinion. The Company shall have furnished to the Purchasers the written opinion of its in-house counsel, dated as of the Closing Date, addressing the points set forth in Schedule B attached hereto, and in form and substance reasonably satisfactory to the Purchasers.

(c) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

(d) Delivery of Shares and Funding Confirmation Letter. The Company shall have delivered to the Purchasers a copy of the Funding Confirmation Letter and irrevocable instructions to the Company’s transfer agent to issue the certificates evidencing the Shares.

(e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f) No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(g) Investor Rights Agreement and Registration Rights Agreement.  The Company shall have entered into an investor rights agreement with the Purchasers in the form attached hereto as Exhibit C and a registration rights agreement with the Purchasers in the form attached hereto as Exhibit D.

(h) Cash Balance.  The Company shall have a cash balance on hand immediately prior to Closing of no less than $15 million.

(i) Refinancing Transactions.  The Company shall (1) provide to the Purchase a copy of the Funding Confirmation Letter and evidence in a form reasonably satisfactory to the Purchasers that Full Funding, including the successful issuance and sale of each of the Concurrent Offering and the Notes, has occurred and (2) have received a commitment letter with respect to a new revolving credit facility (the “Credit Facility”) in the amount of up to $35 million on terms substantially similar to the term sheet attached as Exhibit E hereto on terms no less favorable than an applicable margin of LIBOR + 550 bps with a 1.75% LIBOR floor.

ARTICLE 6

DEFINITIONS

6.1 “Aggregate Purchase Price” has the meaning set forth in Section 1.3.

6.2 “Agreement” has the meaning set forth in the preamble.

6.3 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

6.4 “Business Day” means a day Monday through Friday on which banks are generally open for business in Houston, Texas or New York, NY.

6.5 “Bylaws” has the meaning set forth in Section 2.3.

6.6 “Certificate of Incorporation” has the meaning set forth in Section 2.3.

6.7 “Closing” has the meaning set forth in Section 1.2.

6.8 “Closing Date” has the meaning set forth in Section 1.2.

6.9 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

6.10 “Company” means Saratoga Resources, Inc., a Texas corporation.

6.11 “Concurrent Offering” means the offer and sale of 2,000,000 shares of Common Stock to non-affiliates (as “affiliate” is defined under Rule 144) pursuant to purchase agreements in form substantially similar to this Agreement and on terms no more favorable to the purchasers thereunder than the terms of this Agreement, including but not limited to purchase price, warrants and registration rights; provided that the aggregate fees pursuant to such purchase agreements shall not exceed six percent (6%) of the purchase price, which may be paid in cash or shares at $5.00 per share, paid to placement agents; provided further that such shares or fees shall not be shared with the entities that are initial purchasers under such purchase agreement.

6.12 “Evaluation Date” has the meaning set forth in Section 2.7.

6.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.14 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

6.15 “Full Funding” has the meaning set forth in the recitals.

6.16 “Funding Confirmation Letter” means a letter from, and signed by an officer of, the Company addressed to Slattery, Marino & Roberts, as escrow agent in the Concurrent Offering, in which the Company affirms that Full Funding has occurred and that it has a good faith intent to retire, in its entirety, all amounts comprising the Wayzata Debt not later than three (3) Business Days following the issuance of the Funding Confirmation Letter.

6.17 “Funding Deadline” has the meaning set forth in Section 1.3.

6.18 “Intellectual Property” has the meaning set forth in Section 2.10.

6.19 “Investment Company Act” has the meaning set forth in Section 2.12.

6.20 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

6.21 “Material Agreements” has the meaning set forth in Section 2.6.

6.22 “Notes” has the meaning set forth in the recitals.

6.23 “Offering” means the private placement of the Shares contemplated by this Agreement and other similar Agreements with other purchasers.

6.24 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.25 “Purchasers” has the meaning set forth in the preamble and recitals, and their permitted transferees.

6.26 “Purchase Price” has the meaning set forth in Section 1.1.

6.27 “Refinancing” has the meaning set forth in the recitals.

6.28 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

6.29 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

6.30 “SEC” means the United States Securities and Exchange Commission.

6.31 “SEC Documents” has the meaning set forth in Section 2.6.

6.32 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.33 “Shares” has the meaning set forth in the recitals.

6.34 “Subsidiary” of any person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

6.35 “Transfer Agent” has the meaning set forth in Section 1.3.

6.36 “Wayzata Debt” has the meaning set forth in the recitals.

6.37 “Wayzata Warrants” has the meaning set forth in Section 4.6.

ARTICLE 7

GOVERNING LAW; MISCELLANEOUS

7.1 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 7.6.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

7.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 7.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party (including securities into which such Shares are convertible and for which such Shares are exercisable) and each future holder of all such securities.

7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile transmission if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Saratoga Resources, Inc.
7500 San Felipe, Suite #675
Houston, TX 77063
	Facsimile:	(713) 458-1561
	Attention:	President

If to the Purchasers:

To the address set forth on the signature page hereto.

Each party will provide ten days’ advance written notice to the other parties of any change in its address.

7.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers; provided, however, that no such consent shall be required in connection with any acquisition of the Company or a majority of the outstanding shares of Common Stock or a sale of all or substantially all of the assets of the Company, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law. The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

7.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Purchasers therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

7.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

By:

Name (printed):

Title:

Address:

Country of Domicile:

Number of Shares:

Aggregate Purchase Price: $

Tax ID No.:*

Contact Name:

Telephone:

Email:

Name in which the Shares should be registered (if different):

Relationship between the Purchaser and the person or entity in whose name the Shares should be registered (if different):

Agreed to and Accepted by:

SARATOGA RESOURCES, INC.

By:
Name:
Title:

 *

Non-U.S. Purchasers with no U.S. Tax Identification Number should complete and return IRS Form W-8.